Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, certifies that to the best of his knowledge (1) this Quarterly Report of Global Income Trust, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of March 31, 2013 and December 31, 2012 and the results of its operations for the three months ended March 31, 2013 and 2012.

Date: May 13, 2013	By:	/s/ Andrew A. Hyltin
ANDREW A. HYLTIN
Chief Executive Officer and President

Date: May 13, 2013	By:	/s/ Rosemary Q. Mills
ROSEMARY Q. MILLS
Chief Financial Officer